Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333 _______) pertaining to the registration of 800,000 shares of Common Stock of Volt Information Sciences, Inc. for its 1995 Non-Qualified Stock Option Plan of our report dated January 2, 1996, with respect to the financial statements of Volt Information Science, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended November 3, 1995, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP

                                                    Ernst & Young LLP



October 3, 1996
New York, New York